Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2016 AND
PROVIDES UPDATED FISCAL 2016 GUIDANCE

Melville, New York – December 9, 2015 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2015.

Net sales for the three months ended October 31, 2015 were $64.1 million compared to $76.4 million for the three months ended October 31, 2014. The period-over-period decrease reflects significantly lower net sales in the Company's telecommunications transmission segment, partially offset by higher net sales in its RF microwave amplifier segment. Sales in its mobile data communications segment were nominally lower period-over-period. Consistent with the Company's prior guidance discussed during its September 29, 2015 investor call, the Company's first quarter results are expected to be the lowest quarter of fiscal 2016.

GAAP net income was $1.4 million, or $0.09 per diluted share, for the three months ended October 31, 2015 as compared to $5.2 million, or $0.32 per diluted share, for the three months ended October 31, 2014. Excluding $1.4 million of pre-tax expenses related to the Company's focused acquisition plan that were incurred during the three months ended October 31, 2015, diluted EPS would have been $0.15. The large majority of the focused acquisition plan expenses related to activities which resulted in the November 2015 signing of a definitive merger agreement to acquire TeleCommunication Systems, Inc. ("TCS"), a leading provider of mission critical Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (“C4ISR”) solutions and next generation emergency 911 services to leading cellular and Voice Over Internet Protocol ("VoIP") providers.

The Company also announced that it is maintaining its fiscal 2016 revenue guidance of $300.0 million to $310.0 million and maintaining its fiscal 2016 Adjusted EBITDA guidance of $50.0 million to $54.0 million. Including the $1.4 million of pre-tax expenses related to the Company's focused acquisition plan, GAAP diluted EPS is now expected to be between $1.28 and $1.44. Excluding the $1.4 million of pre-tax expenses related to the Company's focused acquisition plan, the Company's diluted EPS guidance for fiscal 2016 would have been between $1.34 and $1.50. The Company’s fourth quarter of fiscal 2016 is still expected to be the peak quarter in fiscal 2016. The Company’s fiscal 2016 guidance does not give effect to the TCS acquisition, which is expected to close no later than March 2016. The Company expects to provide combined revenue, Adjusted EBITDA and diluted earnings per share guidance, which will give effect to the TCS acquisition, in a future announcement following the closing of the acquisition.

In commenting on the Company's performance and fiscal 2016 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Although market conditions remain challenging, we continue to execute our business strategies and position ourselves for growth when our end-markets improve.”

Dr. Sloane added, “I believe that the acquisition of TCS is a turning point for Comtech and I am excited about the growth opportunities that are ahead of us. With a combination of experience, careful planning and preparation, we are well on our way to bring these two great companies together and I look forward to working with all stakeholders to make this acquisition a success.”

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Selected Fiscal 2016 First Quarter Financial Metrics and Other Items

•	Backlog as of October 31, 2015 was $107.9 million compared to $117.7 million as of July 31, 2015.

•	Total bookings for the three months ended October 31, 2015 were $54.3 million compared to $92.3 million for the three months ended October 31, 2014.

•
Adjusted EBITDA was $7.5 million for the three months ended October 31, 2015 as compared to $13.3 million for the three months ended October 31, 2014. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•	The Company's effective tax rate for the three months ended October 31, 2015 was 34.75% and is expected to approximate the same percentage for the fiscal year ending July 31, 2016.

•	As of October 31, 2015, the Company had $150.7 million of cash and cash equivalents which does not reflect the quarterly dividend of $4.8 million that was paid on November 20, 2015.

•
As discussed further in the Company's Form 10-Q filed earlier today, the Company announced that the U.S. government has closed, without taking any action, the previously reported investigations related to our Executive Chairman.

•
As previously announced, the Company’s President and Chief Executive Officer continues to perform an assessment of operations to determine whether or not a different approach may enhance the company’s business, increase operational efficiencies and enhance its growth trajectory. This assessment has now been expanded to include a review of the Company and TCS on a combined basis and may result in future one-time charges which are not reflected in the Company’s updated fiscal 2016 earnings guidance.

Additional information about the Company’s updated fiscal 2016 guidance is included in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 10, 2015. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-7534 (domestic), or (785) 424-1835 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-5103 or (402) 220-2687. In addition, an updated investor presentation, including earnings guidance, is available on the Company's web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisition of TCS may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied or the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the risk that requisite regulatory approvals will not be obtained; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships or retain key personnel; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings and other matters; risks associated with U.S. government investigations; risks associated with the Company's large contracts, and other factors described in the Company's and TCS's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2015	2014

Net sales	$64,117,000	76,391,000
Cost of sales	35,915,000	41,066,000
Gross profit	28,202,000	35,325,000

Expenses:
Selling, general and administrative	16,718,000	15,526,000
Research and development	7,940,000	10,019,000
Amortization of intangibles	1,376,000	1,561,000
	26,034,000	27,106,000

Operating income	2,168,000	8,219,000

Other expenses (income):
Interest expense	75,000	265,000
Interest income and other	(112,000)	(84,000)

Income before provision for income taxes	2,205,000	8,038,000
Provision for income taxes	766,000	2,813,000

Net income	$1,439,000	5,225,000

Net income per share:
Basic	$0.09	0.32
Diluted	$0.09	0.32

Weighted average number of common shares outstanding – basic	16,171,000	16,217,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,194,000	16,513,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2015	July 31, 2015

Assets
Current assets:
Cash and cash equivalents	$150,725,000	150,953,000
Accounts receivable, net	59,350,000	69,255,000
Inventories, net	62,893,000	62,068,000
Prepaid expenses and other current assets	5,622,000	7,396,000
Deferred tax asset, net	—	11,084,000
Total current assets	278,590,000	300,756,000

Property, plant and equipment, net	14,477,000	15,370,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	18,633,000	20,009,000
Deferred tax asset, net, non-current	9,643,000	—
Other assets, net	345,000	388,000
Total assets	$459,042,000	473,877,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,691,000	15,708,000
Accrued expenses and other current liabilities	26,034,000	29,470,000
Dividends payable	4,844,000	4,839,000
Customer advances and deposits	10,237,000	14,320,000
Income taxes payable	1,603,000	—
Total current liabilities	55,409,000	64,337,000

Other liabilities	3,178,000	3,633,000
Income taxes payable	1,345,000	1,573,000
Deferred tax liability, net	—	2,925,000
Total liabilities	59,932,000	72,468,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,180,605 shares and 31,165,401 shares at October 31, 2015 and July 31, 2015, respectively	3,118,000	3,117,000
Additional paid-in capital	428,178,000	427,083,000
Retained earnings	409,663,000	413,058,000
	840,959,000	843,258,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2015 and July 31, 2015)	(441,849,000)	(441,849,000)
Total stockholders’ equity	399,110,000	401,409,000
Total liabilities and stockholders’ equity	$459,042,000	473,877,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended October 31,
	2015	2014

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$1,439,000	5,225,000
Income taxes	766,000	2,813,000
Net interest (income) expense and other	(37,000)	181,000
Amortization of stock-based compensation	1,051,000	1,337,000
Depreciation and other amortization	2,906,000	3,169,000
Acquisition plan expenses	1,392,000	—
Strategic alternatives analysis expenses	—	585,000
Adjusted EBITDA	$7,517,000	13,310,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, acquisition plan expenses and strategic alternatives analysis expenses. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company's operating results. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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